EXHIBIT 21


                HEARTLAND BANCSHARES, INC. LIST OF SUBSIDIARIES


1. Heartland Community Bank, Franklin, Indiana, is a wholly owned subsidiary of Heartland Bancshares, Inc., and is an Indiana chartered commercial bank.